United States
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004



                                    FORM 8-K
                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): November 12, 2001



                                PITNEY BOWES INC.



                         Commission File Number: 1-3579






  State of Incorporation                         IRS Employer Identification No.
       Delaware                                          06-0495050






                               World Headquarters
                        Stamford, Connecticut 06926-0700
                        Telephone Number: (203) 356-5000

Item 5 - Other Events.

The registrant's press release dated November 12, 2001 regarding the designated date for the spin-off of the company's office systems business.

Item 7 - Financial Statements and Exhibits.

c. Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit                Description
-------        ---------------------------------------------------------

   (1)         Pitney Bowes Inc. press release dated November 12, 2001.





                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                PITNEY BOWES INC.

November 13, 2001

                                /s/ B.P. Nolop
                                -----------------------------------
                                B. P. Nolop
                                Executive Vice President and
                                Chief Financial Officer
                                (Principal Financial Officer)


                                /s/ A.F. Henock
                                -----------------------------------
                                A. F. Henock
                                Vice President - Finance
                                (Principal Accounting Officer)

                                                                       Exhibit 1
                                                                       ---------
For Immediate Release (Corrected)
---------------------

              PITNEY BOWES BOARD SETS OFFICE SYSTEMS SPIN-OFF DATE

      Board Also Declares Common, Preference and Preferred Stock Dividends

STAMFORD, Conn., November 12, 2001 - Today, the Board of Directors of Pitney Bowes Inc. (NYSE:PBI) designated Monday, December 3, 2001 as the date for the spin-off of the company's office systems business as an independent, publicly-traded company under the name Imagistics International Inc. (NYSE:IGI). On that date, the company will pay a special stock dividend of Imagistics common stock to Pitney Bowes common stockholders. Through this special dividend, Pitney Bowes will distribute 100% of the shares of Imagistics stock, thus completing the spin-off announced in December 2000.
         Each eligible Pitney Bowes common stockholder of record on November 19, 2001 will receive 0.08 shares of Imagistics stock for each share of Pitney Bowes stock. Pitney Bowes shareholders will receive whole shares of Imagistics and cash payments for fractional shares. Stock certificates will not be issued - holders will be credited in book-entry form through the Direct Registration System, which will be administered by the transfer agent.
         The company has received a ruling from the Internal Revenue Service that the dividend to shareholders qualifies as tax-free for U.S. federal income tax purposes, except to the extent cash is received in settlement of fractional shares.

         Imagistics International offers comprehensive document imaging solutions for the corporate and government markets through a national direct sales and service organization. The company has revenues in excess of $600 million and is headquartered in Trumbull, Connecticut. Marc C. Breslawsky, formerly President and Chief Operating Officer of Pitney Bowes, is the Chairman and CEO of Imagistics International.
         In another action today, the Board declared a quarterly cash dividend of the company's common stock of 29 cents per share, payable on December 17, 2001, to stockholders of record on December 10, 2001; a quarterly cash dividend of 53 cents per share on the company's $2.12 convertible preference stock, payable January 1, 2002, to stockholders of record December 14, 2001, and a quarterly cash dividend of 50 cents per share on the company's 4% convertible cumulative preferred stock, payable February 1, 2002, to stockholders of record January 11, 2002.
         Pitney Bowes is a $4 billion global provider of integrated mail and document management solutions headquartered in Stamford, Connecticut. The company serves over 2 million businesses of all sizes through dealer and direct operations. For additional information on the company, its products and solutions visit www.pitneybowes.com.
                -------------------

                                      # # #

The statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of forward-looking terminology such as the words "expects," "projects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to: severe adverse changes in the economic environment; changes in international or national political or economic conditions; timely development and acceptance of new products or gaining product approval; successful entry into new markets; changes in interest rates; and changes in postal regulations, as more fully outlined in the company's 2000 Form 10-K Annual Report filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

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